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CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Post-Effective Amendment No. 33 to Registration Statement No. 2-82510 of Morgan Stanley Variable Investment Series, formerly Morgan Stanley Dean Witter Variable Investment Series, comprising Money Market Portfolio, Limited Duration Portfolio, formerly Short-Term Bond Portfolio, Quality Income Plus Portfolio, High Yield Portfolio, Utilities Portfolio, Income Builder Portfolio, Dividend Growth Portfolio, Capital Growth Portfolio, Global Dividend Growth Portfolio, European Growth Portfolio, Pacific Growth Portfolio, Equity Portfolio, S&P 500 Index Portfolio, Competitive Edge "Best Ideas" Portfolio, Aggressive Equity Portfolio, Information Portfolio and Strategist Portfolio, on Form N-1A of our report dated February 15, 2002, incorporated by reference in the Prospectuses and appearing in the Statement of Additional Information, and to the references to us under the captions "Financial Highlights" in the Prospectuses and "Custodian and Independent Auditors" and "Experts" in the Statement of Additional Information, all of which are part of such Registration Statement.




Deloitte & Touche LLP
New York, New York
April 19, 2002